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                                                               Exhibit 4.4

                     RESTATED REGISTRATION RIGHTS AGREEMENT

         This Restated Registration Rights Agreement (the "Agreement") is entered into as of January 9, 1995, among Cemax/ICON, Inc., a California corporation (the "Company"), and the persons listed on Exhibit A attached hereto (the "Shareholders").

                                    RECITALS

         Whereas, the Company has recently granted registration rights with respect to Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement dated June 13, 1995 (the "1995 Series A Agreement"), between the Company and the Purchasers listed on the Schedule of Purchasers attached to the 1995 Series A Agreement as Exhibit A;

         Whereas, the Company has previously granted registration rights with respect to Common Stock issued in May 1995 upon conversion of the former Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred;

         Whereas, the Company has previously granted registration rights with respect to Common Stock issued in May 1992 upon conversion of the original Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, and Series G Preferred;

         Whereas, the Company has previously granted registration rights with respect to Common Stock issued in May 1992 upon conversion of the original Series A Preferred and Series B Preferred;

         Whereas, the Company has previously granted registration rights with respect to Common Stock issued to certain founders of the Company;

         Whereas, the Company wishes to grant registration rights with respect to certain of the Common Stock issued to the former majority shareholder of ICON Medical Systems, Inc. ("ICON"), Jeremy B. Rubin, in connection with the Agreement and Plan of Reorganization, dated April 12, 1995, and the Agreement and Plan of Merger, dated June 12, 1995; and

         Whereas, this Agreement restates and incorporates all such registration rights into a single document;

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

                                    AGREEMENT

                                    SECTION 1

         1.1 RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser
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will cause any proposed purchaser, assignee, transferee, or pledgee of the
Restricted Securities held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 1.

         1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Conversion Stock" shall mean the Common Stock issuable upon conversion of the Series A Preferred issued pursuant to the 1995 Series A Agreement.

                  "Founders' Stock" means (i) certain shares of Common Stock originally issued to Thomas P. Quinn (170 shares), David N. White (230 shares), E. N. Kaplan (156 shares), Edgar Greenbaum (98 shares), Carol Lefcourt (33 shares), Vanguard Associates II (239 shares) and B. J. Cassin (367 shares); (ii) any shares of Common Stock subsequently acquired by such persons other than Vanguard Associates II; and (iii) any Common Stock of the Company issued or issuable with respect to such shares of Common Stock upon any stock split, stock dividend, recapitalization or similar event.

                  "Holder" shall mean any person originally granted rights under this Section 1.2 holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Section 1.2 have been transferred in accordance with Section 1.14 hereof.

                  "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold greater than 50% of the Registrable Securities.

                  "Registrable Securities" means (i) the Conversion Stock, (ii) 1,000,000 shares of Common Stock issued in June 1995 upon conversion of the former capital stock of ICON held by the former majority shareholder of ICON, Jeremy B. Rubin, (iii) the 200,299 shares of Common Stock issued in May 1992 upon conversion of the original Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, and Series G Preferred (the "Original Preferred"), (iv) the 5,421,882 shares of Common Stock issued in May 1995 upon conversion of the former Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred (the "Recent Preferred") and (v) any Common Stock otherwise issued or issuable with respect to any of the foregoing shares, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) (i) sold in or may not all be immediately sold in a transaction exempt under Rule 144 of the Commission, in the opinion of counsel to the Company, from the registration and prospectus delivery requirements of the Securities Act

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         and (ii) do not exceed 5% of the total number of shares of the Company then outstanding, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. For purposes of the registration rights granted to holders of Company securities pursuant to Section 1.7 hereof and for purposes of the obligations imposed upon holders of Registrable Securities under Sections 1.4, 1.11, and 1.15 hereof, but not for purposes of the definition of Initiating Holders, "Registrable Securities" shall include, in addition to the above, 913 shares of Common Stock issued in May 1992 upon conversion of the original Series A Preferred and Series B Preferred issued in 1984 and the Founders' Stock.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.6, 1.7 and 1.8 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and of one special counsel for the participating Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for any Holder.

         1.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Series A Preferred, (ii) the Conversion Stock, (iii) the Registrable Securities, and (iv) any other securities issued in respect of the Series A Preferred, the Conversion Stock, or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD

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                  OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS
                  THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                  Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Preferred or the Conversion Stock in order to implement the restrictions on transfer established in this Section 1.3.

         1.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge (except that if such holder or any successor thereto is a partnership, no such notice described below shall be necessary for a transfer by such holder to a partner of such holder). Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         1.5 REMOVAL OF RESTRICTIONS ON TRANSFER OF SECURITIES. Any legend referred to in Section 1.3 hereof stamped on a certificate evidencing (i) the Series A Preferred, (ii) the Conversion Stock, (iii) the Registrable Securities, or (iv) any other securities issued in respect of the Series A Preferred, the Conversion Stock, or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record

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notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to paragraph (k) of Rule 144 under the Securities Act.

         1.6      REQUESTED REGISTRATION.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than 50% of the number of shares (appropriately adjusted for recapitalizations) of Registrable Securities held by the Initiating Holders whose anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000, the Company will:

                           (i)      within ten days of the receipt by the
Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                           (ii)     as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

         Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.6:

                                    (A)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (B)      Prior to the earlier of (i) January
1, 1996, or (ii) three months after the effective date of the Company's first registered public offering of its stock (the "Initial Offering");

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                                    (C)      During the period starting with the
date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, or registration with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (D)      After the Company has effected two
such registrations pursuant to this subparagraph 1.6(a), and such registrations have been declared or ordered effective; provided, however that in the event that any legal restriction or prohibition shall result in the inability of the Holders participating in a registration pursuant to this subparagraph 1.6(a) to sell at least 75% of the Registrable Securities included in such registration within 180 days of the effectiveness thereof, then the Holders shall be entitled to demand an additional registration pursuant to this subparagraph 1.6(a).

                                    (E)      If the Company shall furnish to
such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.6 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided that this right may only be exercised once in any twelve (12) month period.

         Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                  (b) Underwriting. In the event that a registration pursuant to Section 1.6 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.6, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 1.6, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

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first, among all Holders of the Common Stock issued upon conversion of the 1995
Series A Preferred, the Recent Preferred, the Original Preferred, and the first 500,000 shares of the 1,000,000 shares of Registrable Securities issued to Jeremy B. Rubin, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holders at the time of filing the registration statement; second, the original Series A Preferred and Series B Preferred, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holders at the time of filing the registration statement; third, the second 500,000 shares of the 1,000,000 shares of Registrable Securities issued to Jeremy B. Rubin, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holder at the time of filing the registration statement; and fourth, among all Holders of Founders' Stock, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

         1.7      COMPANY REGISTRATION.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction or (iii) a registration pursuant to Section 1.6 hereof, the Company will:

                           (i)      promptly give to each Holder written notice
thereof; and

                           (ii)     include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.7(a)(i). In such event the right of any Holder to registration pursuant to Section 1.7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided

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herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.7, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that the number of Registrable Securities to be included in such underwriting (other than the initial offering) shall not be reduced to less than thirty percent (30%) of the aggregate securities included therein without the prior written consent of the Holders of a majority of such Registrable Securities. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: first, among all Holders of the Common Stock issued upon conversion of the 1995 Series A Preferred, the Recent Preferred, the Original Preferred, and the first 500,000 shares of the 1,000,000 shares of Registrable Securities issued to Jeremy B. Rubin, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holders at the time of filing the registration statement; second, the original Series A Preferred and Series B Preferred, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holders at the time of filing the registration statement; third, the second 500,000 shares of the 1,000,000 shares of Registrable Securities issued to Jeremy B. Rubin, in proportion, as nearly as practicable, to the respective amounts of such Registrable Securities held by such Holder at the time of filing the registration statement; and fourth, among all Holders of Founders' Stock, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.9 hereof.

         1.8      REGISTRATION ON FORM S-3.

                  (a) If any Holder or Holders of Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of not less than 20% of the number of shares (appropriately adjusted for Recapitalizations) of the Registrable Securities, the reasonably anticipated

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aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.8 in any six (6) month period. After the Company's first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 1.6(b) shall be applicable to each registration initiated under this Section 1.8. The number of registrations which may be requested by the Holders under this Section 1.8 shall not be limited; provided, however, that the Company's obligation to pay the Registration Expenses for registrations pursuant to this Section 1.8 shall be limited to three (3) such registrations.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.8: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder.

         1.9      EXPENSES OF REGISTRATION.

                  (a) All Registration Expenses incurred in connection with registrations pursuant to Sections 1.6 and 1.7 and three registrations pursuant to Section 1.8 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

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                  (b)      All Registration Expenses (other than Registration
Expenses for three such registrations) and Selling Expenses incurred in connection with a registration pursuant to Section 1.8 shall be borne pro rata by the Holder or Holders requesting the registration on Form S-3 and by any other participants in such registration on the basis of the ratio of the number of Registrable Securities included in such registration for each such holder to the total number of Registration Securities included in such registration.

         1.10 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

                  (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         1.11     INDEMNIFICATION.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1.11, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on

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
any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c)      Each party entitled to indemnification under this
Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.11 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         1.12 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualifi cation or compliance referred to in this Section 1.

         1.13 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

                  (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

         1.14 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 1.6, 1.7 and 1.8 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee of rights under Section 1.6 acquires at least 25% of the shares of Registrable Securities purchased by the original Holder (appropriately adjusted for any subsequent recapitalizations or the like).

         1.15 STANDOFF AGREEMENT. Each Holder agrees, so long as such Holder holds at least one percent (1%) of the Company's outstanding voting equity securities, in connection with the Company's initial public offering of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

         1.16     REGISTRATION RIGHTS OF FUTURE ISSUES OF SECURITIES.

                  (a) From and after the date of this Agreement, the Company shall not enter into any other agreement with any holder or prospective holder of any securities of the Company which would: (i) provide that such holder or prospective holder may require the Company to initiate any registration of any securities of the Company, the effective date of the registration statement for which shall be before the time that Initiating Holders are entitled to request demand registration pursuant to Section 1.6, or
(ii) provide for the granting to such holder of registration rights unless such agreement permits the Holders to include shares of Registrable Securities in the Registrations requested pursuant to such registration rights and contains provisions substantially similar to those contained in Section 1.6 and 1.7 with respect to the allocation of securities to be included in an underwritten public offering if marketing factors require a limitation on the number of such securities to be included.

                  (b) Notwithstanding subparagraph (a) above, the Company may, from time to time with the approval of its Board of Directors but without obtaining the consent of the then-existing Holders, grant to such holders or prospective holders registration rights equivalent to those granted to the Holders of Registrable Securities hereunder.

                                    SECTION 2

                  2.1 ADDITIONAL ACTIONS AND DOCUMENTS. The parties hereto shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Agreement.

                  2.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that the Shareholders shall not make any assignment of any of their rights hereunder except as otherwise provided herein or unless the Company shall otherwise consent.

                  2.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the outstanding shares of Registrable Securities and securities convertible into Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.3 shall be binding upon each holder of any Registrable Securities or securities convertible into Registrable Securities, each future holder of all such securities, and the Company.

                  2.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger, or by telecopy, and properly addressed, to the party as follows: (a) if to a Holder, at such Holder's last address or facsimile number shown in the Company's records, or (b) if to any other holder of any Registrable Securities, at such address or facsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Registrable Securities who has so furnished an address or facsimile number to the Company, or (c) if to the Company, at the address or facsimile number of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, facsimile number 415-493-6811, Attention: Michael J. O'Donnell, or at such other address or facsimile number as the Company shall have furnished to the Shareholders. All notices and other communications so sent shall be effective as follows: (i) if sent by hand, messenger or by mail, upon delivery;
(ii) if sent by telecopy, upon receipt of confirmation of transmission (provided such notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. local time of recipient, but if not, then immediately upon the beginning of the first business day after being transmitted). Any party may change its address or facsimile number for the purpose of this Section 2.4 by giving the other parties written notice of its new address or facsimile number in accordance herewith.

                  2.5 GOVERNING LAW AND VENUE. The rights and regulations of the parties hereto shall be governed by, and this Agreement shall be construed in accordance with, the laws of the State of California, except where federal law may apply. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California or the United States District Court for the Northern District of California and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

                  2.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

                  2.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  2.9 EFFECTIVENESS. This Agreement shall become effective upon execution by the Company and the holders of a majority of the outstanding shares of Registrable Securities and the securities convertible into Registrable Securities as set forth in the prior agreements granting registration rights to such holders.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"COMPANY"                               CEMAX/ICON, INC.
                                        a California corporation


                                        By:_____________________________________

                                        Title:__________________________________

"SHAREHOLDERS"

                                        ________________________________________
                                        Print Name

                                        ________________________________________
                                        Signature

                                        By:_____________________________________

                                        Title:__________________________________

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS

     Name of Stockholder                       Number of Shares        Type of Shares
- -----------------------------                  ----------------        --------------
David B. Apfelberg                                64 shares                 Common

Arrow Family Trust                               123 shares                 Common

Doris M. Bachrach                                222 shares                 Common

George E. Backus, as Trustee                       3 shares                 Common
  UDT dated 10/24/85

George E. Backus                                  47 shares                 Common

Backus Family Trust                              123 shares                 Common

Alfred L. & Sherill L. Bailey                     27 shares                 Common

Donald E. & Patricia Barrick                      30 shares                 Common

Donald L. Bebensee                                67 shares                 Common

C. Gordon Bell                                   186 shares                 Common

Berthold Family Trust                            245 shares                 Common

BFG II                                            72 shares                 Common

Susan S. Blumenthal                                3 shares                 Common

Roberta Brosnahan                                 11 shares                 Common

Charles F. Brothers                              474 shares                 Common

Lewis J. Brown III &                              31 shares                 Common
  Felicia D. Brown, JTWROS

Lawrence A. Brown, Jr.                            38 shares                 Common

Joseph R. & Joan Ann Bugado                       27 shares                 Common

Ian R.N. Bund                                    156 shares                 Common

Capform II Investment Fund                       695 shares                 Common

Capform III Investment Fund                    1,461 shares                 Common

Alfred R. Cartier Trust                           64 shares                 Common
  UDT July 31, 1987

       Name of Stockholder                     Number of Shares        Type of Shares
- -----------------------------------            ----------------        --------------
B.J. Cassin                                      92,229 shares              Common

Barbara Castagner                                     2 shares              Common

Richard Castagner                                     2 shares              Common

Collagen Corporation                            318,163 shares              Common

Richard N. Coppin                                   245 shares              Common

Courtland Associates 1981-3                         113 shares              Common

Crane Family Trust                                  123 shares              Common

Thomas M. Crawford                                   42 shares              Common

Richard E. Davison                                  346 shares              Common

Diversifund 1983-1                                  467 shares              Common

John Douglas Dunn                                    15 shares              Common

Henry M. Duque                                       42 shares              Common

Saul Eisenstat, M.D.                                 42 shares              Common

Enterprise Partners                             575,779 shares              Common

Jean M. Epstein                                      98 shares              Common

Leslie B. Foster                                     10 shares              Common

The First National Bank of Chicago,                 275 shares              Common
  Trust for Robert J. Greenebaum

GC & H Partners                                     275 shares              Common

Elinor F. Giffen                                     23 shares              Common

Mark Gilford                                        257 shares              Common

Michael Gold                                        123 shares              Common

Janice S. Good                                      287 shares              Common

Robert J. Greenebaum & William H.                 1,430 shares              Common
   Schield, Jr., Co-Trustees of the
   Edgar N. Greenebaum Jr. Living
   Trust dated 12/3/94

Roger J. Guidi                                       30 shares              Common

         Name of Stockholder                   Number of Shares        Type of Shares
- -------------------------------------          ----------------        --------------
Kenneth & Donna Lee Harris                            13 shares             Common

Robert Harrington                                     13 shares             Common

Harvest Technology Partners                      371,758 shares             Common

David Hirshfeld                                      245 shares             Common

William A. Hockett, Jr.                               72 shares             Common

Terri D. Homer                                       210 shares             Common

John D. & Betty Jo Hooker                             42 shares             Common
  1982 Trust

Robert L. & Donna J. Huebner                         123 shares             Common

Donald M. & Laddie W. Hughes                          13 shares             Common

The Donald M. & Laddie W.                            152 shares             Common
  Hughes Trust dated 5/9/79

Institutional Venture  Management III             28,886 shares             Common

Institutional Venture Partners                     2,401 shares             Common

Institutional Venture Partners III             1,915,325 shares             Common

Arlene J. Kaplan                                      64 shares             Common

Ernest N. Kaplan, M.D.                             1,061 shares             Common

The Kaplan Children's Trust                          149 shares             Common

Thomas A. King & Valeria M.                          245 shares             Common
  Szigeti

K.S. & N. Investments Partnership                     36 shares             Common

The Kulp 1983 Revocable Trust                        152 shares             Common

Eugene K. & Charlotte N. Lamson                      101 shares             Common

Edwin & Carol Lefcourt                                96 shares             Common

Henry F. & Nora M. Lenartz                            64 shares             Common

Levi Revocable Living Trust                          216 shares             Common
  dated 11/5/90

Louis & Ellen Levitas                                117 shares             Common

       Name of Stockholder                     Number of Shares          Type of Shares
- ----------------------------------             ----------------        ------------------
John A. & Belinda J. Lipa                             54 shares              Common

Andrew B. Lipton                                      42 shares              Common

Morton & Julia Maser                                  57 shares              Common

Heidi B. Mason                                        11 shares              Common

Garry G. & Karla J. Mathiason                        123 shares              Common

Irving B. Mayer                                      140 shares              Common

MBW Venture Partners L.P.                        930,447 shares              Common

Philip E. McCarthy Pension Fund                       25 shares              Common

Glen McLaughlin                                       44 shares              Common

Minnesota Mining and Manufacturing             1,985,878 shares        Series A Preferred
Company

Michigan Investment Fund L.P.                    204,245 shares              Common

Harry Mittleman, M.D.                                501 shares              Common

Jack B. Murray                                        42 shares              Common

Robert Nedd                                          541 shares              Common

New Enterprise Associates IV                       8,197 shares              Common

Arthur A. & Katheryn N. Newfield,                      7 shares              Common
  JTWROS

Arthur A. Newfield                                    57 shares              Common

Newtek Ventures                                   11,190 shares              Common

Pacific Coast Cardiac & Vascular                  16,667 shares              Common
Surgeons, a Medical Corporation
Profit Sharing Plan & Trust FBO
Perry M. Shoor

Louis & Marlene Palatella, JTWROS                    100 shares              Common

Peter J. & Janet L. Palmerson                         42 shares              Common

Paul J. & Sheila M. Pearce                            64 shares              Common

Richard B. & Carolee D. Peoples                       32 shares              Common

Carolee D. Peoples                                     5 shares              Common

         Name of Stockholder                   Number of Shares        Type of Shares
- -------------------------------------          ----------------        --------------
Richard B. Peoples                                     5 shares             Common

Robert R. & Edith J. Peronto                          49 shares             Common

Robert A. Peterson                                   123 shares             Common

Philips Medical Systems, Inc.                     10,125 shares             Common

William J. & Pamela J. Pinkerton                     101 shares             Common

J. David Pollard                                      42 shares             Common

Thomas P. Quinn                                      445 shares             Common

Jay Rouse                                             42 shares             Common

Jeremy B. Rubin                                1,000,000 shares             Common

William H. Schield, Jr.                              958 shares             Common

Micki Schneider                                       23 shares             Common

Arthur Schneiderman                                   28 shares             Common

James Selover                                        123 shares             Common

Harold F. & Bettie Shields                           533 shares             Common

Perry & Barbara Shoor                                 37 shares             Common

John S. Smolowe                                       64 shares             Common

James S. Stanford, as Trustee for the              8,824 shares             Common
  Stanford Family Revocable Trust of
  December 19, 1990

Roger K. Summit                                       27 shares             Common

Jack Sunseri                                          59 shares             Common

Howard Swidler                                         2 shares             Common

Technology Funding Partners I, L.P.              169,819 shares             Common

Technology Funding Partners II,                  203,147 shares             Common
  L.P.

Technology Funding Private Reserve,              391,137 shares             Common
  L.P.

Thomas A. & Rosemary S. Tisch                         30 shares             Common
  Trust UDT 10/31/80

       Name of Stockholder                     Number of Shares        Type of Shares
- ---------------------------------              ----------------        --------------
James E. & Dee Tozer                                 42 shares              Common

Transcorp c/f Ernest N. Kaplan                      230 shares              Common
  TPS Account

James Valerio                                        42 shares              Common

Vanguard Associates II                          353,187 shares              Common

Arthur Vassiliadis                                1,035 shares              Common

Venturn Partners                                  1,434 shares              Common

W.S. Investment Company 86                          248 shares              Common

Wendy A. Wagner                                      15 shares              Common

Anne Gray Walrod                                     42 shares              Common

Jaroy Weber, Jr.                                      7 shares              Common

James R. & Mary H. Weersing,                        156 shares              Common
  Trustees of the Weersing Family
  Trust U/D/T dated 4/24/91

Max Weil                                              2 shares              Common

Michael W. & Barbara Weiner                          59 shares              Common

The Weiner Family Trust dated                          1 share              Common
  6/30/89, Albert & Rita Weiner,
  Co-Trustees

Ned M. Weinshenker Money                             19 shares              Common
  Purchase Pension Plan

Westwind Development, Inc.                          245 shares              Common
  Profit Sharing Plan

David N. White                                      893 shares              Common

Patricia B. Wolf                                     42 shares              Common

A.R. Woolworth                                       32 shares              Common

Penny M. Woolworth                                   33 shares              Common

Najib Yamini                                         15 shares              Common

Barry M. Zide, M.D.                                 162 shares              Common